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                                                                  Exhibit 2(iii)

                              AMENDMENT NUMBER ONE

                                     TO THE

                            STOCK PURCHASE AGREEMENT

     This Amendment Number One, dated as of October 25, 1995, hereby amends the Stock Purchase Agreement dated as of September 11, 1995 (the "Original Stock Purchase Agreement"), by and among Occidental Chemical Corporation, a New York corporation (the "Seller"), and Phosphate Holding Company, Inc., a Delaware corporation (the "Purchaser").

     WHEREAS, by letters dated September 11, 1995, September 28, 1995, October 13, 1995 and October 18, 1995 respectively, the Seller and the Purchaser agreed under the circumstances described therein to enter into this Amendment Number One to the Original Stock Purchase Agreement to include as part of the Original Stock Purchase Agreement the "Missing Related Agreement" and the "Missing Schedules," all as defined in the foregoing letters.

     NOW THEREFORE, it is hereby agreed as follows:

     Article I. The capitalized terms used in the Original Stock Purchase Agreement and not otherwise defined herein are used herein as defined in the Original Stock Purchase Agreement; provided, however, the capitalized term "Agreement" shall mean the Original Stock Purchase Agreement as amended by this Amendment Number One.

     Article II. The definition of "Related Agreements" shall be amended to substitute the following for Section 1.24 of the Agreement:

     1.24 Related Agreements: The term "Related Agreements" shall mean the following agreements in the forms of the Exhibits:

    Exhibit A-1:     Assignment and Assumption Agreement
    Exhibit A-2:     Amendment Number One to Assignment and Assumption Agreement
    Exhibit B:       Facility and Services Agreement
    Exhibit C:       Interim Services Agreement
    Exhibit D:       Non-Competition Agreement
    Exhibit E:       OPC Guarantee
    Exhibit F:       PCS Guarantee
    Exhibit G-1
    and G-2:         Railcar Subleases
    Exhibit H:       Tax Lease Consents

     The Related Agreements were not attached to the Original Stock Purchase Agreement. Attached hereto are the Related Agreements which are Exhibits A-1 through H.

     Article III. The Schedules referred to in the Original Stock Purchase Agreement were not attached thereto and are hereby attached to the Agreement in accordance with its terms.

     The Schedule numbers on the attached schedules refer to the corresponding Sections of the Agreement. All capitalized terms not defined in the Schedules have the same meaning as the capitalized terms in the Agreement.

     Article IV. The following Sections of the original Stock Purchase Agreement shall be amended in the following manner:

Section 1.1 Substitute "WSP, WSOT and WSET" for "and WSP" in the fourth line of Section 1.1

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Section 1.3                  Substitute "Sections 6.18 and 6.19" for "Sections
                             6.16 and 6.17" in Section 1.3

Section 1.12 Substitute "Section 1.12" for "Section 1.11" in the sixth line of Section 1.12.

Section 1.35(i) Delete "and" on the fifteenth line and add "and (6) petty cash described on Schedule 1.5(xiii)" to the end of the Subsection 1.35(i).

Section 1.91                 Substitute "Section 6.7.2" for "Section 6.7.3" in
                             Section 1.91.

Section 1.112 Substitute "WSOT (successor to United States Trust Company of New York)," for "United States Trust Company of New York," in Section 1.112.

Sections 1.136 and 1.137     Add the following sections at the tope of page 33
                             before the first full paragraph:

                             "1.136 WSOT "WSOT" shall mean White Springs OT L.L.C., a Delaware limited liability company.

                             "1.137 WSET "WSET" shall mean White Springs ET L.L.C., a Delaware limited liability company.

Section 2.7 Substitute "by WSA, by WSP by WSOT or by WSET" for "by WSA or by WSP" in Section 2.7.

Section 3.1.2                Substitute the following for Section 3.1.2(a):

                             "3.1.2  Organization and Good Standing of
                             Subsidiaries; Trust Organization. (a) WSA and WSP are each a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite corporate power to own its assets and to carry on the business in which it is presently engaged. WSOT and WSET each has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act. Under that Act and their respective operating agreements, WSOT and WSET each has the requisite limited liability company power to own its assets and carry on the business in which it is presently engaged.

                             WSA is duly qualified to do business in each jurisdiction in which the character of its properties and assets, or the nature of the Business, makes such qualification necessary, except where the failure to be so qualified would not result either individually or in the aggregate in a Material Adverse Effect with respect to WSA. WSA has not conducted any business other than the Business transferred to WSA pursuant to the Assignment and Assumption Agreement. Schedule 3.1.2 sets forth all jurisdictions in which WSA is qualified to do business. WSP, WSOT and WSET are each duly qualified to do business in each jurisdiction in which the character of their respective properties and assets, or the nature of their respective ownership and activities with regard thereto, makes such qualification necessary. WSP has not conducted any business other than the ownership of the Properties specified under its name on Schedule 3.1.2 and the leasing or licensing of such Properties pursuant to the Contracts referred to in that Schedule. WSOT and WSET have not conducted any business other than acting as Owner Trustee and Easement Trustee, respectively, pursuant to the Trust

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                             Agreement dated as of October 23, 1979 as amended
                             for the Swift Creek Chemical Plant Lease and the Easement Trust Agreement dated as of October 29, 1975 between Irving Trust Company, now known as The Bank of New York, as owner Trustee and First Union National Bank of Florida successor to Southeast First National Bank of Miami, as Trustee. No dissolution, liquidation or bankruptcy proceeding is pending, contemplated or threatened against any of WSA, WSP, WSOT or WSET. A copy of the Certificate of Incorporation, the By-Laws, or the other applicable organizational documents, and each amendment, if any, thereto, for each of Seller, WSA, WSP, WSOT and WSET have been furnished to the Purchaser, and all of such documents are in effect and are complete."

Section 3.1.4                Substitute "WSP, WSOT and WSET" for "and WSP" in
                             Section 3.1.4(ii).

Section 3.1.5                Substitute the following for Section 3.1.5:

                             "3.1.5 Equity Interests of WSA, WSP, WSOT and WSET. The authorized capital stock of WSA consists of 2,000 shares of common stock, par value of $1 per share, of which 1,000 shares (the "Stock") are issued and outstanding and are owned beneficially and of record by the Seller. Such Stock is validly issued and outstanding, fully paid and nonassessable, and owned, beneficially and of record, by the Seller free and clear of all Liens. The authorized capital stock of WSP consists of 2,000 shares of common stock, par value $1 per share, of which 1,000 shares are validly issued and outstanding. All outstanding shares of WSP are fully paid and nonassessable and owned, beneficially and of record, by WSA, free and clear of all Liens. All of the equity interests of WSOT and WSET are owned, beneficially and of record by WSA and WSP, collectively, free and clear of all Liens. There are no outstanding options, warrants, rights to subscriptions, calls or commitments requiring the issuance or transfer by WSA, WSP, WSOT or WSET of any shares of capital stock or other equity interests or any securities convertible into or exchangeable or exercisable for any rights to acquire capital stock or other equity interests of WSA, WSP, WSOT or WSET. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Business."

Section 3.1.6 Substitute "WSP, WSOT and WSET" for "and WSP" in the heading and in the text of Section 3.1.6.

Section 3.1.11 Substitute "WSA, WSP, WSOT or WSET" for "WSA or WSP" wherever it appears in Section 3.1.11.

Section 3.1.18 Substitute "WSA, WSP, WSOT or WSET" for "WSA or WSP" in Section 3.1.18.

Section 3.1.21 In the second sentence of Section 3.1.21(i) add "any Person, or registration, declaration or filing" after "authorization of", and (ii) substitute "WSA, WSP, WSOT or WSET" for "WSA or WSP" and "WSA, WSP, WSOT and WSET" for "WSA and WSP" whenever it appears in Section 3.1.21.

Section 3.1.28 Substitute "WSA, WSP, WSOT or WSP" for "WSA or WSP" and "WSA, WSP, WSOT and WSET" for "WSA and WSP" whenever it appears in Section 3.1.28.

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Section 3.1.30 and 3.1.31    Substitute "WSA, WSP, WSOT nor WSET" for "WSA nor
                             WSP" in Sections 3.1.30 and 3.1.31.

Section 3.1.32 Substitute "WSA, WSP, WSOT and WSET" for "WSA and WSP" and "WSA, WSP, WSOT or WSET" for "WSA or WSP" in Section 3.1.32.

Section 5.2.7                Substitute "Section 6.7.2" for "Section 6.7.3" in
                             Section 5.2.7.

Section 6.1 Substitute "WSA, WSP, WSOT or WSET" for "WSA or WSP" wherever it appears in Section 6.1.

Section 6.12 Substitute "excepted" for "expected" in the last sentence of Section 6.12.

Section 6.17                 Substitute "Section 6.17" for "Section 6.15" in
                             Section 6.17.

Section 6.18 Add "if" to the beginning of Section 6.18.1(g) and substitute "transferee" for "transforee" in Section 6.18.1(g).

Section 6.18.6               Substitute "Section 5.2.8" for "Section 5.2.9" in
                             Section 6.18.6.

Section 6.19                 Substitute "Section 6.19" for "Section 6.17" in
                             Section 6.19.

Section 6.20 Substitute "reasonable commercial efforts" for "reasonably commercial efforts" in Section 6.20.

Section 6.21 Substitute "Sections 6.21(a) and 6.21(b)" for "Sections 6.20(a) and 6.21(b)" in Section 6.21.

Section 7.1 Substitute "WSA, WSP, WSOT or WSET" for "WSA or WSP" and "WSA, WSP, WSOT nor WSET" for "WSA nor WSP" whenever it appears in Section 7.1.

Sections 7.2 and 7.3         Substitute "WSA, WSP, WSOT and WSET" for "WSA and
                             WSP" whenever it appears in Sections 7.2 and 7.3.

Sections 7.4, 7.5 and 7.7    Substitute "WSA, WSP, WSOT or WSET" for "WSA or
                             WSP" whenever it appears in Section 7.4, 7.5 and 7.7.

Section 7.6 Substitute "Each Party" for "The Parties" at the beginning of the third sentence of the first and second paragraphs of Section 7.6.

Section 7.10 Substitute "WSA, WSP, WSOT and/or WSET" for "WSA and/or WSP", "WSA, WSP, WSOT or WSET" for "WSA or WSP" and "WSA, WSP, WSOT and WSET" for "WSA and WSP" in Section 7.10.

Section 9.2 Substitute "or (c)" for "and (c)" in the first sentence of Section 9.2.

Section 9.4.4 Add ")" after "warranties" in the second sentence of Section 9.4.4.

Section 9.4.5 Substitute "Sections 9.4.2, 9.4.3 or 9.4.4" for "Sections 9.4.3, 9.4.4 or 9.4.5" in Section 9.4.5.

Section 10.16                Substitute "Section 9.4.5" for "Section 9.4.4" in
                             Section 10.16.

     Article V. Purchaser hereby elects pursuant to Section 6.18(a) to waive the requirement set forth in Section 6.18(a) that "such consent" be obtained before Closing. Accordingly Seller and Purchaser agree that the Assets Used in the Ammonia Operation Agreement will not be Excluded Assets.

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     IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment
Number One to be signed in its corporate name by its duly authorized officer, as of the date first above written.

                                          OCCIDENTAL CHEMICAL CORPORATION

                                          By: /s/
                                             -----------------------------
                                          Name: Richard A. Lorraine
                                          Title: Executive Vice President

                                          PHOSPHATE HOLDING COMPANY, INC.

                                          By: /s/
                                             -----------------------------
                                          Name: John Hampton
                                          Title: Secretary

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